Exhibit 10.3

 Medical transcription billing, corp.

Restricted STOCK UNIT Award Agreement

THIS MEDICAL TRANSCRIPTION BILLING, CORP. Restricted STOCK UNIT Award Agreement (this “Agreement”) is made as of the ____ day of ________, 2014, between Medical Transcription Billing, Corp., Delaware (the “Company”), and [EXECUTIVE NAME], an employee of the Company (the “Executive”).

Pursuant to and under the terms of the Medical Transcription Billing, Corp. 2014 Equity Incentive Plan (the “Plan”), the Company hereby grants Restricted Stock Units (“RSUs”) to the Executive pursuant to which the Executive may acquire shares of Common Stock of the Company (the “Common Shares”) on the following terms and conditions. Capitalized terms used but not defined in this Agreement shall have the respective meaning set forth in the Plan.

1.           GRANT OF RESTRICTED STOCK UNITS. The Company hereby grants to the Executive [NUMBER] RSUs.

2.           RESTRICTED STOCK UNITS.

(a)          Pursuant to the provisions of Section 1, above, the Company has granted to the Executive as a separate incentive in connection with his employment and not in lieu of any salary or other compensation for his services, an award of that number of RSUs (as set forth in Section 1, above) on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan. Each grant of RSUs grants to the Executive the right to receive Common Shares (at the rate of one Common Share for each RSU) pursuant to the vesting schedule set forth in Section 4, hereunder.

(b)          Until vested, the RSUs, although registered in the name of the Executive, shall be held by the Company as Escrow Agent. The Executive hereby appoints the Company, as Escrow Agent, with full power of substitution, as the Executive’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Executive to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing the forfeiture of shares to the Company upon the termination of employment pursuant to the terms of the Plan and this Agreement.

(c)          Subject to Section 9 hereunder, the Common Shares shall be distributed to the Executive as soon as administratively possible following the Vesting Dates (as hereinafter defined) of each tranche of the RSUs awarded hereunder (the “Distribution Date” or “Distribution Dates”).

3.           Dividend Equivalents. Whenever dividends are paid or distributed with respect to the Common Shares, the Executive shall be entitled to receive notional dividend equivalents (the “Dividend Equivalents”) until the Vesting Date of each corresponding RSUs, in an amount equal in value to the amount of the dividend or property distributed on a single Common Share, multiplied by the number of RSUs granted. Payment of the notional dividend equivalents paid on Common Shares will be withheld by the Company and shall be delivered to the Executive as of the Distribution Date of such Common Shares.

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4.           VESTING. Except as provided in Section 5 hereof, if the Executive remains in the active employ of the Company or of any subsidiary, one-third (1/3) of the RSUs granted hereunder shall vest on [DATE], and one-half (1/2) of the remaining RSUs granted hereunder shall vest on [DATE], and the remaining RSUs granted hereunder shall vest on [DATE]. The date on which any tranche of RSUs granted here under vests shall be referred to herein as the “Vesting Date.”

5.           TERMINATION OF EMPLOYMENT; SERVICE/CHANGE IN CONTROL.

(a) Termination of Employment. Upon the Executive’s termination of employment with, or service to, the Company or a subsidiary of the Company prior to the Vesting Date of the RSUs, the RSUs shall be subject to the terms and conditions set forth below:

(i) In the event Executive’s employment or service with the Company or any subsidiary terminates by reason of: (A) the Executive’s Retirement (as hereafter defined); (B) the Executive’s Disability (as hereafter defined); (C) the termination of the Executive’s employment by the Company or a subsidiary of the Company in the absence of Cause (an “Involuntary Termination Without Cause”); or (D) the Executive’s voluntary termination of Employment for Good Reason (as hereafter defined) (a “Good Reason Termination”), the RSUs shall immediately vest in an amount that would otherwise vest under Section 4 hereof had the Executive remained in the employ of the Company or of any subsidiary until the date that is one (1) year following the termination date of the Executive’s employment.

(ii) In the event the Executive’s employment or service is terminated other than on account of: (A) the Executive’s Disability, (B) the Executive’s Retirement, (C) an Involuntary Termination Without Cause or (D) a Good Reason Termination, all RSUs granted hereunder shall be forfeited immediately, and none shall ever been deemed to have vested.

(b) Change in Control of the Company. Upon the date of a Change in Control (as hereinafter defined) of the Company, all unvested RSUs shall automatically and immediately vest, and all vested RSUs shall automatically be converted to restricted Common Shares (the “Restricted Shares”), at the rate of one Common Share per RSU, that will be distributed to the Executive within 30 days of such Change in Control of the Company.

6.           DEFINITIONS.

(a) For purposes of this Agreement, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan and set forth below:

(i) “Cause” shall have the meaning ascribed to such term in any written agreement between the Executive and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to the Executive, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Executive’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Executive’s intentional, material violation of any contract or agreement between the Executive and the Company or of any statutory duty owed to the Company; (iii) such Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Executive’s gross misconduct. The determination that a termination of the Executive’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of the Executive was terminated with or without Cause for the purposes of outstanding Restricted Stock Unit Awards held by the Executive shall have no effect upon any determination of the rights or obligations of the Company or the Executive for any other purpose.

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(ii) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

1. any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

2. there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

3. there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

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4. individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Executive shall supersede the foregoing definition with respect to Restricted Stock Unit Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(iii) “Detrimental Activity” shall mean (A) the failure to comply with the terms of this Agreement or the Plan; (B) the failure to comply with any post-termination provision set forth in an employment agreement or other agreement as to terms of employment; (C) the commission of any act for which either criminal or civil penalties may be sought; (D) the willful violation of any of the Company’s written policies; (E) engaging in any activity which is in violation of any of the provisions of Section 10 hereof.

(iv) “Disability” means, with respect to the Executive, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances..

(v) “Good Reason” means resignation or other termination of employment or other services to the Company within ninety (90) days following (A) a material breach by Company of the terms and provisions of any written agreement between the Company and Executive (which the Company fails to cure within ten (10) days after written notice thereof from Executive), (B) a material diminution of the authority or responsibility of Executive, or (iii) an involuntary relocation of where Executive performs his principal duties hereunder to a new location that increases Executive’s commute by more than fifty (50) miles (crow’s miles) beyond his commute at the time of the grant of the RSUs.

(viii) “Retirement” shall mean where the Executive’s employment or service terminates by reason of Executive’s retirement and such retirement or cessation of services occurs after Executive has attained the age of 65 and has completed at least 10 years of service as an employee of the Company and/or a subsidiary of the Company.

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7.          Nontransferability. The RSUs granted pursuant to this Agreement may not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by the Executive, excepting by will or the laws of descent and distribution.

8.          No Rights Other Than Those Expressly Created. Neither this Agreement, the grant of RSUs, nor any action taken hereunder shall be construed as (i) giving the Executive any right to be retained in the service of, or continue to be affiliated with, the Company or any subsidiary, (ii) giving the Executive any interest of any kind in any assets of the Company or any subsidiary or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Executive and the Company or any subsidiary.

9.          Compliance with Laws.

(a)          Tax Matters.

(i)          In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Executive.

(ii)         In accordance with the terms of the Plan, and such rules as may be adopted by the Board under the Plan, the Executive may elect to satisfy the Executive’s federal, state and local tax withholding obligations arising from the receipt of Common Shares, by (A) delivering cash, check or money order payable to the Company, or (B) having the Company withhold a portion of the Common Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Common Shares but will instead round down to the next full number the amount of Common Shares to be delivered. The Executive’s election must be made on or before the date that any such withholding obligation with respect to the Common Shares arises. If the Executive fails to timely make such an election, the Company shall have the right to withhold a portion of the Common Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

(b)           Securities Law Compliance. Upon distribution of Common Shares related to RSUs granted hereunder, the Executive shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or reissue Common Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and reissuance of Common Shares until completion of such registration or other qualification of such shares under any Federal or state laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or reissuance of Common Shares, the Executive enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws.

(c)          General. No Common Shares shall be issued or Dividend Equivalents distributed upon vesting of RSUs granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Common Shares and/or distribution of such Dividend Equivalents.

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10.         CERTAIN RESTRICTIONS. Executive covenants and agrees to abide by and comply with the terms and provisions of any written agreement with the Company including without limitation any agreement not to disclose confidential information, any agreement not to solicit customers, any agreement to assign intellectual property to the Company, any agreement not to compete with the Company, and any other written agreement, and to abide by and comply with any written policy of the Company.

11.         COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)          This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Payments of Non-Qualified Deferred Compensation (as such term is defined under Code Section 409A (“Section 409A”) and the regulations promulgated thereunder) may only be made under this Agreement upon an event and in a manner permitted by Section 409A. Any amounts payable solely on account of an involuntary separation from service of the Executive within the meaning of Section 409A shall be excludible from the requirements of Section 409A, either as involuntary separation pay or as short-term deferral amounts, to the maximum possible extent. For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(b)          To the extent required by Section 409A, and notwithstanding any other provision of this Agreement to the contrary, no payment of Non-Qualified Deferred Compensation will be provided to, or with respect to, the Executive on account of his separation from service until the first to occur of (i) the date of the Executive’s death or (ii) the date which is one day after the six (6) month anniversary of his separation from service, but in either case only if he is a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder) in the year of his separation from service. Any payment that is delayed pursuant to the provisions of the immediately preceding sentence shall instead be paid in a lump sum promptly following the first to occur of the two dates specified in such immediately preceding sentence.

(c)          Any payment of Non-Qualified Deferred Compensation made pursuant to a voluntary or involuntary termination of the Executive’s employment with the Company shall be withheld until the Executive incurs both (i) a termination of his employment relationship with the Company and (ii) a “separation from service” with the Company, as such term is defined in Treas. Reg. Section 1.409A-1(h).

(d)          If the Executive is permitted to elect to defer the receipt of Common Shares which are treated as Non-Qualified Deferred Compensation, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an "Initial Deferral Election") must be received by the Board prior to the following dates or will have no effect whatsoever:

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(i)          Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(ii)         With respect to any annual or long-term incentive pay which qualifies as "performance-based compensation" within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(iii)        With respect to "fiscal year compensation" as defined under Code Section 409A, by the last day of the Company's fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(iv)        With respect to mid-year awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Executive continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Board may, in its sole discretion, permit the Executive to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a "Subsequent Deferral Election"), if, and only if, the following conditions are satisfied: (i) the Subsequent Deferral Election must not take effect until 12 months after the date on which it is made, (ii) in the case of a payment other than a payment attributable to the Executive’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five years from the date such payment would otherwise have been made and (iii) the Subsequent Deferral Election is received by the Company at least 12 months prior to the date the payment would otherwise have been made. In addition, the Executive may be further permitted to revise the form of payment he has elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

(e)          The preceding provisions of this Section 12 shall not be construed as a guarantee by the Company of any particular tax effect to the Executive under this Agreement. The Company shall not be liable to the Executive for any additional tax, penalty or interest imposed under Section 409A nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A.

11.         MISCELLANEOUS PROVISIONS.

(a)          Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

(b)          In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence. A provision set forth herein which is not addressed by the Plan shall be given effect to except to the extent to which it is in conflict with the Plan.

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(c)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

(d)          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEDICAL TRANSCRIPTION BILLING, CORP.

By:

Name:

Title:

, Executive

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